EX. 10.2

                         EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into by and between Western Digital Corporation (the "Company") and Matthew E. Massengill ("Executive") as of the 25th day of August, 2005 ("Effective Date").

                                    RECITALS

         WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer;

         WHEREAS, Executive desires to transition from the position of Chairman and Chief Executive Officer to the position of Chairman of the Board of Directors ("Chairman of the Board") of the Company.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants contained below, the parties agree as follows:

                                    AGREEMENT

1.       EMPLOYMENT.

         The Company hereby employs Executive and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from the Effective Date to and including January 1, 2007. ("Employment Period").

2. DUTIES.

     A. Chief Executive Officer. From the Effective Date through September 30, 2005, Executive shall continue to serve as Chairman and Chief Executive Officer of the Company, and shall report to the Company's Board of Directors.

     B. Chairman of the Board.  From  October 1, 2005  through  January 1, 2007,
Executive shall serve as Chairman of the Board or in such other executive position or capacity as the Board of Directors may assign Executive. Executive shall report to the Board of Directors, and shall have such duties and responsibilities as the Board of Directors shall determine from time to time, including, but not limited to, offering assistance to the Company's new Chief Executive Officer as may be requested and coordinating investor communications.

     C. Executive agrees to devote substantially all of his time, energy and ability to the business of the Company.

3. COMPENSATION.

     A. Base Salary. From the Effective Date through January 1, 2007, the Company will continue to pay to Executive a base salary at the rate of $800,000 per year. Such salary shall be earned monthly and shall be payable in periodic installments in accordance with the Company's customary practices. Amounts
payable  shall be reduced  by  standard   withholding  and  other   authorized
deductions.


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     B.  Bonus.  Executive's  target  annual  bonus each  fiscal year during the
Employment Period (including with respect to fiscal 2006) for purposes of the Company's semi-annual bonus program for such fiscal period shall be 100% of his base salary from the Company for such fiscal period.

     C. Retirement and Welfare Benefit Plans; Fringe Benefits. Executive (and, in the case of welfare benefit plans, his eligible dependents, as the case may
be), shall be eligible for participation in the retirement, welfare, and fringe benefit plans, practices, policies and programs provided by the Company on terms consistent with those generally applicable to the Company's other senior executives and approved by the Compensation Committee of the Board of Directors.

     D. Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other executives of the Company.

     E. Modification. The Company reserves the right to modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by Executive so long as such action is taken generally with respect to other senior executives of the Company and does not single out Executive; provided, however, that the Company may not eliminate or materially diminish Executive's opportunity to earn a bonus pursuant to Section 3.B. or receive expense reimbursement pursuant to Section 3.E.

4. RESTRICTED STOCK; OTHER EQUITY AWARDS.

     A. The following awards are hereby terminated and Executive shall have no further rights with respect thereto or in respect thereof: (i) the stock options previously granted by the Company to Executive that are currently outstanding but only to the extent that such options are scheduled (without giving effect to any accelerated vesting provision) to vest after July 31, 2007; (ii) the restricted shares of Company Common Stock previously granted by the Company to Executive that are currently outstanding but only to the extent that such restricted shares are scheduled (without giving effect to any accelerated vesting provision) to vest after July 31, 2007 (which shares are hereby transferred from the Executive to the Company); and (iii) the entire Performance Share Award granted by the Company to Executive on or about January 20, 2005. Executive shall promptly deliver to the Company any share certificates evidencing the shares of restricted stock covered by clause (ii) of the preceding sentence and shall timely provide the Company with such additional documents of transfer that the Company may reasonably request to confirm the transfer of such shares to the Company.

     B. The stock options previously granted by the Company to Executive that are currently outstanding, to the extent that such options are otherwise scheduled to vest (without giving effect to any accelerated vesting provision) after January 1, 2007 and on or before July 31, 2007, are hereby amended such that such portion of the options is scheduled to vest on January 1, 2007 (subject to Executive's continued employment by the Company through that date other than as expressly provided in Section 5.C(ii)). In the event that Executive remains continuously employed by the Company through January 1, 2007, Executive will have until the later of the following two dates to exercise his stock options granted by the Company to the extent that such stock options are outstanding and otherwise unvested on January 1, 2007: (i) January 1, 2010, and
(ii) the time such options would have otherwise expired or been terminated in accordance with the termination of employment rules otherwise applicable to such options; provided that in all cases the options remain subject to earlier termination upon the maximum term of such options and earlier termination in connection with a change in control or similar event affecting the Company as provided for in the applicable stock option agreement or plan under which such options were granted.

     C. The restricted shares of Company Common Stock previously granted by the Company to Executive that are currently outstanding, to the extent that such restricted shares are otherwise scheduled to vest (without giving effect to any accelerated vesting provision) after January 1, 2007 and on or before July 31, 2007, are hereby amended such that such restricted shares are scheduled to vest on January 1, 2007 (subject to Executive's continued employment by the Company through that date other than as expressly provided in Section 5.C(ii)).

     D. Other than the bonus opportunity contemplated by Section 3.B, Executive shall have no right to any other annual or long-term incentive compensation or awards with respect to his employment during the Employment Period.

5. TERMINATION.

     A. Cause. The Company may terminate Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Executive has engaged in or committed: (i) willful misconduct, (ii) fraud, (iii) failure or refusal to perform the duties assigned by the Board of Directors, or
(iv) a conviction of or a plea of nolo contendre to a felony.

     B. Other than Cause. The Company may terminate Executive's employment at any time, with or without cause, upon 30 days' written notice.

C. Obligations of the Company Upon Termination.

     (i) Cause. If Executive's employment is terminated by the Company for Cause, this Agreement shall terminate without further obligations to Executive other than for the timely payment of the sum of (i) Executive's annual base salary through the date of termination to the extent not theretofore paid and
(ii) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
(i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"). If it is subsequently determined that the Company did not have Cause for termination under this Section 5-C(i), then the Company's decision to terminate shall be deemed to have been made under Section 5-C(ii), and the amounts payable thereunder shall be the only amounts Executive may receive for his termination.

     (ii) Other than Cause. If the Company terminates Executive's employment for other than Cause, this Agreement shall terminate without further obligations to Executive other than:

     (a) a lump sum cash payment equal to the base salary and target bonus (at 100% of target) for the remainder of the Employment Period; and

     (b) accelerated vesting of any and all options and other equity-based awards granted by the Company that are then outstanding and not otherwise fully vested, but only to the extent such awards would have otherwise become vested had Executive remained employed by the Company through July 31, 2007. Any portion of such awards that do not so vest shall automatically terminate upon termination of Executive's employment with the Company and Executive shall have no rights with respect thereto or in respect thereof. Executive's rights as to any options and other equity-based awards granted by the Company that are outstanding at the time Executive's employment with the Company terminates, to the extent such awards are then vesting (after giving effect to any accelerated vesting contemplated by this clause), shall be governed by the terms and conditions of the applicable award agreement and incentive plan under which the option or other award, as applicable, was granted.

     D. Exclusive Remedy. Executive agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment, and Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

6. CONFIDENTIALITY AND INVENTION.

         Executive has previously executed an Employee Invention and Confidentiality Agreement ("Invention Agreement"), which is incorporated herein as if fully set forth. In the event of an inconsistency between a provision of this Agreement and a provision of the Invention Agreement, the provision of this Agreement controls.

7.       LITIGATION ASSISTANCE.

         Executive agrees to cooperate with the Company in any actual or threatened litigation that arises against or brought by the Company at any time during or after the Employment Period, including but not limited to participating in interviews with the Company's counsel to assist the Company in any such litigation.

8.       ARBITRATION.

         Any controversy arising out of or relating to Executive's employment, this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange County, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Civil Procedure Code ss.ss. 1280 et seq. as the exclusive remedy of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Executive's employment.

9. SUCCESSORS.

     A. This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

10. WAIVER.

         No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

11.      MODIFICATION.

         This Agreement shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by the parties hereto.

12.      SAVINGS CLAUSE.
         If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

13.      COMPLETE AGREEMENT.

         This Agreement (and all other agreements, exhibits, and schedules referred to in this Agreement, including without limitation the Invention Agreement) constitutes and contains the entire agreement and final understanding concerning Executive's employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

14.      GOVERNING LAW.

         This Agreement shall be deemed to have been executed and delivered within the County of Orange, State of California and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

15.      CONSTRUCTION.

         Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

16.      COMMUNICATIONS.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Executive at: Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630, or addressed to the Company at: Western Digital Corporation, Attn. Corporate Secretary, 20511 Lake Forest Drive, Lake Forest, California 92630. Either party may change the address at which notice shall be given by written notice given in the above manner.

17.      EXECUTION.

         This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.



         [This section has been intentionally left blank.]

         In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

                                    THE COMPANY:


                                    By: /s/ RAYMOND M. BUKATY
                                       ----------------------------------------

                                    Name:   Raymond M. Bukaty

                                    Title:  Senior Vice President,
                                            Administration, General Counsel and
                                            Secretary




                                    EXECUTIVE:

                                        /s/ MATTHEW E. MASSENGILL
                                    ------------------------------------------
                                    Matthew E. Massengill